EXHIBIT 4.1
COMERICA INCORPORATED
AND
THE BANK OF NEW YORK
Trustee
FIRST SUPPLEMENTAL INDENTURE
Dated as of February 20, 2007
to
INDENTURE
Dated as of July 31, 2001
6.576% Capital Efficient Notes due 2082

 -i-

     FIRST SUPPLEMENTAL INDENTURE, dated as of February 20, 2007, between COMERICA INCORPORATED, a Delaware corporation (hereinafter called the “Company”) having its principal place of business at Comerica Tower at Detroit Center, 500 Woodward Avenue, Detroit, Michigan 48226, and THE BANK OF NEW YORK, a New York banking corporation, not in its individual capacity but solely as trustee under the Indenture referred to herein and under this First Supplemental Indenture (hereinafter called the “Trustee”), having its office at 101 Barclay Street, 8W, New York, New York 10286.
RECITALS OF THE COMPANY
     The Company and the Trustee (as successor to Chase Manhattan Trust Company, National Association), have heretofore executed and delivered a certain Indenture, dated as of July 31, 2001 (the “Indenture”), providing for the issuance from time to time of Securities;
     Section 9.1 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee without the consent of any Holders to establish the form or terms of Securities of any series as permitted by Sections 2.1 and 3.1 of the Indenture;
     Pursuant to Sections 2.1 and 3.1 of the Indenture, the Company desires to provide for the establishment of a new series of Securities under the Indenture, the form and substance of such Securities and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and the conditions set forth in the Indenture for the execution and delivery of this First Supplemental Indenture have been satisfied and all things necessary have been done to make this First Supplemental Indenture a valid agreement of the Company, in accordance with its terms, and a valid amendment of, and supplement to, the Indenture.
     NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the promises and the purchase of the Securities of the series established by this First Supplemental Indenture by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of such Securities, that the Indenture is supplemented and amended, to the extent and for the purposes expressed herein, as follows:
ARTICLE ONE
DEFINITIONS
     Section 101. Definitions. (a) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, (i) references to any Article, Section or subdivision thereof are references to an Article, Section or other subdivision of this First Supplemental Indenture and (ii) capitalized terms not otherwise defined herein shall have the meanings set forth in the Indenture and the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular:
     “Additional Interest” means interest that accrues upon accrued interest that is not paid on the applicable Interest Payment Date, to the extent permitted by law, at the interest rate in effect from time to time, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date.
     “Administrative Trustee” has the meaning set forth in Section 201(a).
     “APM Commencement Date” means, with respect to any Deferral Period, the earlier of (i) the first Interest Payment Date following the commencement of such Deferral Period on which the Company pays any current interest on the Debentures and (ii) the fifth anniversary of the commencement of such Deferral Period.
     “APM Period” means, with respect to any Deferral Period, the period commencing on the APM Commencement Date and ending on the next Interest Payment Date on which the Company has raised an amount of Eligible Proceeds at least equal to the aggregate amount of accrued and unpaid deferred interest, including Additional Interest, on the Debentures.
     “Bankruptcy Event” means any of the events set forth in Section 5.1(4) and (5) of the Indenture.
     “Business Day” means any day, other than (i) a Saturday, Sunday or other day on which banking institutions in The City of New York, Detroit, Michigan or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or (ii) on or after February 20, 2032, a day on which dealings in deposits in U.S. dollars are not transacted in the London interbank market.
     “Calculation Agent” means Comerica Bank, or any other firm appointed by the Company, acting as calculation agent for the Debentures.
     “Capital Securities” has the meaning set forth in the Trust Agreement.
     “Capital Stock” for any entity means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) shares issued by that entity.
     “Capital Treatment Event” means the Company’s reasonable determination that, as a result of any amendment to, or change in, including any announced proposed change in, the laws or regulations of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of the prospectus supplement relating to issuance of the Capital Securities, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of such Capital Securities as Tier I capital, or the then-equivalent thereof, for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to the Company.
     “Common Stock Issuance Cap” has the meaning set forth in Section 201(j)(1).
     “Current Stock Market Price” of the Common Stock on any date shall mean (i) the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange, Inc. or, if the Common Stock is not then listed on the New York Stock Exchange, Inc., as reported by the principal U.S. securities exchange on which the Common Stock is traded or quoted, (ii) if the Common Stock is not either listed on any U.S. securities exchange or quoted on the relevant date, the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization, or (iii) if the Common Stock is not so quoted, the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.
     “Debentures” has the meaning set forth in Section 201(a).
     “Deferral Period” means each period beginning on an Interest Payment Date with respect to which the Company elects pursuant to Section 201(g) to defer all or part of any interest payment and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid the deferred amount, all deferred amounts with respect to any subsequent period and all other accrued interest on the Debentures.
     “Distribution Date” has the meaning set forth in the Trust Agreement.
     “Eligible Proceeds” means, with respect to any Interest Payment Date, the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuance or sale) the Company has received (without double counting any proceeds received during overlapping periods) during the 180-day period prior to such Interest Payment Date from the issuance or sale of Qualifying Warrants up to the Share Cap or Qualifying Non-Cumulative Preferred Stock up to the Preferred Stock Issuance Cap to Persons that are not Subsidiaries.
     “Federal Reserve” means the Board of Governors of the Federal Reserve System.
     “Final Repayment Date” has the meaning set forth in Section 201(d)(iii).
     “Guarantee” has the meaning set forth in Section 201(a).
     “Interest Payment Date” means a Monthly Interest Payment Date or a Semi-Annual Interest Payment Date, as the case may be.
     “Interest Period” means the period from and including any Interest Payment Date (or, in the case of the first Interest Payment Date, February 20, 2007) to but excluding the next Interest Payment Date.
     “Investment Company Event” means the receipt by the Issuer Trust of an opinion of counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change, including any announced prospective change, in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that the Issuer Trust is or will be considered an “investment company” that is required to be registered under the Investment Company Act of 1940, which change or prospective change becomes effective or would become effective, as the case may be, on or after February 13, 2007.
     “Issuer Trust” has the meaning set forth in Section 201(a).
     “Make-Whole Redemption Price” means the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date (assuming for this purpose the repayment in full of the Debentures on the Scheduled Maturity Date), on the Debentures being prepaid, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of (i) 0.375% in the case of a redemption pursuant to clause (i) of Section 201(l) or (ii) 0.500% in the case of a redemption pursuant to clause (ii) of Section 201(l).
     “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:
     (a) trading in securities generally on the New York Stock Exchange, Inc. or any other national securities exchange or over-the-counter market on which the Common Stock and/or the Company’s preferred stock is then listed or traded shall have been suspended or its settlement generally shall have been materially disrupted;
     (b) the Company would be required to obtain the consent or approval of its stockholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock pursuant to Section 201(j) or to issue Qualifying Capital Securities pursuant to Section 201(d), as the case may be, and the Company fails to obtain such consent or approval notwithstanding its commercially reasonable efforts to obtain such consent or approval (including, without limitation, failing to obtain approval for such issuance if required from the Federal Reserve after having given notice to the Federal Reserve as required under Section 201(j));
     (c) an event occurs and is continuing as a result of which the offering document for the offer and sale of Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock or Qualifying Capital Securities, as the case may be, would, in the Company’s reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated in such offering document or necessary to make the statements in such offering document not misleading and either (i) the disclosure of such event, in the Company’s reasonable judgment, would have a material adverse effect on its business or (ii) the disclosure relates to a previously undisclosed proposed or pending material business transaction, and the Company has a bona fide business reason for keeping the same confidential or the disclosure of which would impede the Company’s ability to consummate such transaction; provided that one or more events described in this clause (c) shall not constitute a Market Disruption Event (A) with respect to more than one Semi-Annual Interest Payment Date (or after the Scheduled Maturity Date, three consecutive Monthly Interest Payment Dates) in any APM Period with respect to the Company’s obligations pursuant to Section 201(j) or (B) with respect to more than three Monthly Interest Payment Dates (whether or not consecutive) in addition to the Scheduled Maturity Date in connection with the Company’s obligations pursuant to Section 201(d); or
     (d) the Company reasonably believes that the offering document for the offer and the sale of Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock or Qualifying Capital Securities, as the case may be, would not be in compliance with a rule or regulation of the Commission (for reasons other than those referred to in clause (b) or (c) above) and the Company is unable to comply with such rule or regulation or such compliance is impracticable; provided that one or more events described in this clause (d) shall not constitute a Market Disruption Event (A) with respect to more than one Semi-Annual Interest Payment Date (or after the Scheduled Maturity Date, six consecutive Monthly Interest Payment Dates) in any APM Period with respect to the Company’s obligations pursuant to Section 201(j) or (B) with respect to more than six Monthly Interest Payment Dates (whether or not consecutive) in addition to the Scheduled Maturity Date in connection with the Company’s obligations pursuant to Section 201(d).
     “Maximum Share Number” has the meaning set forth in Section 201(j)(4).
     “Monthly Interest Payment Date” has the meaning set forth in Section 201(e).
     “One-month LIBOR” means, with respect to any Interest Period beginning on or after the Scheduled Maturity Date, the rate (expressed as a percentage per annum) for deposits in U.S. dollars for a one-month period commencing on the first day of that Interest Period that appears on Telerate Page 3750 as of 11:00 a.m. (London time) on the LIBOR determination date for that Interest Period. If such rate does not appear on Moneyline Telerate Page 3750, one-month LIBOR will be determined on the basis of the rates at which deposits in U.S. dollars for a one-month period commencing on the first day of that Interest Period and in a principal amount of not less than $1,000,000 are offered to prime banks in the London interbank market by four major banks in the London interbank market selected by the Calculation Agent (after consultation with the Company), at approximately 11:00 a.m., London time on the LIBOR determination date for that Interest Period. The Calculation Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, one-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of such quotations. If fewer than two quotations are provided, one-month LIBOR with respect to that Interest Period will be the arithmetic mean (rounded upward if necessary to the nearest whole multiple of 0.00001%) of the rates quoted by three major banks in New York City selected by the Calculation Agent, at approximately 11:00 a.m., New York City time, on the first day of that Interest Period for loans in U.S. dollars to leading European banks for a one-month period commencing on the first day of that Interest Period and in a principal amount of not less than $1,000,000. However, if fewer than three banks selected by the Calculation Agent to provide quotations are quoting as described above, one-month LIBOR for that Interest Period will be the same as one-month LIBOR as determined for the previous Interest Period or, in the case of the Interest Period commencing on February 20, 2032, 5.32%. The establishment of one-month LIBOR for each Interest Period commencing on or after the Scheduled Maturity Date by the Calculation Agent shall (in the absence of manifest error) be final and binding. For purposes of this definition, “London banking day” means any day on which commercial banks are open for general business (including dealings in deposits in U.S. dollars) in London, England; “LIBOR determination date” means the second London banking day immediately preceding the first day of the relevant Interest Period; “MoneyLine Telerate Page” means the display on Moneyline Telerate, Inc., or any successor service, on the Telerate Page 3750 or any replacement page or pages on that service; and “Telerate Page 3750” means the display designated on page 3750 on MoneyLine Telerate Page (or such other page as may replace the 3750 page on the service or such other service as may be nominated by the British Bankers’ Association for the purpose of displaying London interbank offered rates for U.S. Dollar deposits).
     “Parity Securities” has the meaning set forth in Section 201(g)(i).
     “Qualifying Non-Cumulative Preferred Stock” means non-cumulative perpetual preferred stock of the Company that (i) contains no remedies other than Permitted Remedies and (ii)(a) is subject to Intent-Based Replacement Disclosure and has a Mandatory Trigger Provision or (b) is subject to a replacement capital covenant substantially similar to the Replacement Capital Covenant.
     “Qualifying Warrants” means net share settled warrants to purchase Common Stock that (i) have an exercise price per share greater than the Current Stock Market Price as of the date of issuance thereof and (ii) the Company is not entitled to redeem for cash and the holders of which are not entitled to require the Company to repurchase for cash in any circumstances.
     “Preferred Stock Issuance Cap” has the meaning set forth in Section 201(j)(1).
     “Repayment Date” means the Scheduled Maturity Date and each Monthly Interest Payment Date thereafter until the Company shall have repaid or redeemed all of the Debentures.
     “Rating Agency Event” means a change in the methodology employed by any nationally recognized statistical rating organization within the meaning of Rule 15c3-1 under the Securities Exchange Act of 1934, as amended, that currently publishes a rating for the Company or any of its Subsidiaries (a “Rating Agency”) in assigning equity credit to securities such as the Debentures, as such methodology was in effect on the date hereof (the “Current Criteria”), which change results in a lower equity credit being assigned by such Rating Agency to the Debentures as of the date of such change than the equity credit that would have been assigned to the Debentures as of the date of such change by such Rating Agency pursuant to its Current Criteria.
     “Replacement Capital Covenant” means the Replacement Capital Covenant, dated as of the date hereof, of the Company, as the same may be amended or supplemented from time to time in accordance with the provisions thereof, but only to the extent Holders of a majority in Outstanding principal amount of the Debentures shall have consented to such amendment or supplement.
     “Scheduled Maturity Date” has the meaning set forth in Section 201(d).
     “Securities” has the meaning set forth in the Indenture.
     “Semi-Annual Interest Payment Date” has the meaning set forth in Section 201(e).

     “Senior Debt” has the meaning set forth in the Indenture, as modified by Section 201(q).
     “Share Cap” has the meaning set forth in Section 201(j)(4).
     “Subsidiary” means, with respect to any Person:
     (a) any corporation or company a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is, at the date of determination, directly or indirectly, owned by such Person (a “subsidiary”), by one or more subsidiaries of such Person or by such Person and one or more subsidiaries of such Person;
     (b) any partnership in which such Person or a subsidiary of such Person is, at the date of determination, a general partner of such partnership; or
     (c) any partnership, limited liability company or other Person in which such Person, a subsidiary of such Person or such Person and one or more subsidiaries of such Person, directly or indirectly, at the date of determination, have (x) at least a majority ownership interest or (y) the power to elect or appoint or direct the election or appointment of the managing partner or member of such Person or, if applicable, a majority of the directors or other governing body of such Person.
     “Tax Event” means, for purposes of the Debentures, the Company has requested and received an Opinion of Counsel experienced in such matters to the effect that, as a result of:
     (a) any amendment to or change in the laws or regulations of the United States or any political subdivision or taxing authority of or in the United States that is enacted or becomes effective after the date hereof;
     (b) any proposed change in those laws or regulations that is announced after the date hereof;
     (c) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the date hereof; or
     (d) any threatened challenge asserted in connection with an audit of the Issuer Trust, the Company or its Subsidiaries, or a threatened challenge asserted in writing against any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Debentures or the Capital Securities, there is more than an insubstantial risk that:
     (i) the Issuer Trust is, or will be, subject to United States federal income tax with respect to income received or accrued on the Debentures,
     (ii) interest payable by the Company on the Debentures is not, or will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes, or

     (iii) the Issuer Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.
     “Trading Day” means a day on which the Common Stock is traded on the New York Stock Exchange, or if not then listed on The New York Stock Exchange, a day on which the Common Stock is traded or quoted on the principal U.S. securities exchange on which it is listed or quoted, or if not then listed or quoted on a U.S. securities exchange, a day on which the Common Stock is quoted in the over-the-counter market.
     “Treasury Dealer” means each of (i) J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (or their respective successors) or, if (ii) J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. (or their respective successors) refuse to act as Treasury Dealer for the purpose of determining the Make-Whole Redemption Price or ceases to be a primary U.S. Government securities dealer, another nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified by the Company for these purposes.
     “Treasury Price” means the bid-side price for the Treasury Security as of the third trading day preceding the Redemption Date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York on that trading day and designated “Composite 3:30 p.m. Quotations for U.S. Government Securities,” except that: (i) if that release (or any successor release) is not published or does not contain that price information on that trading day; or (ii) if the Treasury Dealer determines that the price information is not reasonably reflective of the actual bid-side price of the Treasury Security prevailing at 3:30 p.m., New York City time, on that trading day, then Treasury Price will instead mean the bid-side price for the Treasury Security at or around 3:30 p.m., New York City time, on that trading day (expressed on a next trading day settlement basis) as determined by the Treasury Dealer through such alternative means as are commercially reasonable under the circumstances.
     “Treasury Rate” means the semi-annual equivalent yield to maturity of the Treasury Security that corresponds to the Treasury Price (calculated in accordance with standard market practice and computed as of the second trading day preceding the Redemption Date).
     “Treasury Security” means the United States Treasury security that the Treasury Dealer determines would be appropriate to use, at the time of determination and in accordance with standard market practice, in pricing the Debentures being redeemed in a tender offer based on a spread to United States Treasury yields.
     “Trust Agreement” has the meaning set forth in Section 201(a).
     (b) “Intent-Based Replacement Disclosure”, “Mandatory Trigger Provision”, “Permitted Remedies” and “Qualifying Capital Securities” shall have the respective meanings set forth in the Replacement Capital Covenant as in effect on the date hereof or as it may be amended with the consent of the Holders of a majority in Outstanding principal amount of the Debentures.

ARTICLE TWO
TERMS OF SERIES OF DEBT SECURITIES
     Section 201. Terms of the Debentures. Pursuant to Sections 2.1 and 3.1 of the Indenture, there is hereby established a series of Securities, the terms of which shall be as follows:
     (a) Designation. The Securities of this series shall be known and designated as the “6.576% Capital Efficient Notes due 2082” of the Company (the “Debentures”). The Debentures initially shall be issued to Comerica Capital Trust II, a Delaware statutory trust (the “Issuer Trust”). The Trust Agreement for the Issuer Trust shall be the Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 20, 2007 (the “Trust Agreement”), among the Company, as Depositor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustee named therein (the “Administrative Trustee”). The Guarantee (the “Guarantee”) will be issued pursuant to the Guarantee Agreement, dated as of February 20, 2007, between the Company and The Bank of New York, as Guarantee Trustee.
     (b) Aggregate Principal Amount. The maximum aggregate principal amount of the Debentures which may be authenticated and delivered under the Indenture and this First Supplemental Indenture is $515,464,000 (except for Debentures authenticated and delivered upon registration of transfer of, or exchange for, or in lieu of, other Debentures pursuant to Section 3.4, 3.5, 3.6, 9.6 or 11.6 of the Indenture or Section 305 of this First Supplemental Indenture); provided that the Company may issue an additional $103,093,000 aggregate principal amount of Debentures from time to time without the consent of the Holders of the Debentures and such additional Debentures shall be treated for all purposes under the Indenture as the same series of securities as the Debentures. To the extent such maximum aggregate principal amount of Debentures is not authenticated and delivered on the date hereof, from time to time the Company may execute and deliver, and upon Company Order the Trustee shall authenticate and deliver, additional Debentures subject to the immediately preceding sentence.
     (c) Form and Denominations. The Debentures will be issued only in fully registered form, and the authorized denominations of the Debentures shall be $1,000 principal amount and any integral multiple thereof. The Debentures will be denominated in U.S. dollars and payments of principal and interest will be made in U.S. dollars.
     (d) Scheduled Maturity Date. (i) The principal amount of, and all accrued and unpaid interest on, the Debentures shall be payable in full on February 20, 2037 or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”); provided, that in the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vii) of this Section 201(d) in connection with the Scheduled Maturity Date, (A) the principal amount of Debentures payable on the Scheduled Maturity Date, if any, shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, (B) such principal amount of Debentures shall be repaid on the Scheduled Maturity Date pursuant to Article Three, and (C) subject to clause (ii) of this Section 201(d), the remaining Debentures shall remain outstanding and shall be payable on the immediately succeeding Monthly Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 201(l) or shall become due and payable pursuant to Section 5.2 of the Indenture. The entire principal amount of the Debentures outstanding shall be due and payable on the Scheduled Maturity Date in the event the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the 10th Business Day immediately preceding the Scheduled Maturity Date.
     (ii) In the event the Company has delivered an Officers’ Certificate to the Trustee pursuant to clause (vii) of this Section 201(d) in connection with any Monthly Interest Payment Date, the principal amount of Debentures repayable on such Monthly Interest Payment Date shall be the principal amount set forth in the notice of repayment, if any, accompanying such Officers’ Certificate, and shall be repaid on such Monthly Interest Payment Date pursuant to Article Three, and the remaining Debentures shall remain outstanding and shall be payable on the immediately succeeding Monthly Interest Payment Date or such earlier date on which they are redeemed pursuant to Section 201(l) or shall become due and payable pursuant to Section 5.2 of the Indenture. The entire principal amount of the Debentures outstanding shall be due and payable on any Monthly Interest Payment Date in the event the Company does not deliver an Officers’ Certificate to the Trustee on or prior to the 10th Business Day immediately preceding such Monthly Interest Payment Date.
     (iii) The principal of, and all accrued and unpaid interest on, all outstanding Debentures shall be due and payable on February 2, 2082 or if such day is not a Business Day, the following Business Day (the “Final Repayment Date”).
     (iv) The obligation of the Company to repay the Debentures pursuant to this Section 201(d) on any date prior to the Final Repayment Date shall be subject to (A) its obligations under Section 13.1 of the Indenture to the holders of Senior Debt and (B) its obligations under Section 201(h) with respect to the payment of deferred interest on the Debentures.
     (v) Until the Debentures are paid in full, the Replacement Capital Covenant is no longer in effect, or the Debentures become due and payable pursuant to Section 5.2 of the Indenture, the Company shall use Commercially Reasonable Efforts (as defined in clause (vi) below), subject to a Market Disruption Event:
     (A) to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 180-day period ending on the date, not more than 15 and not less than 10 Business Days prior to the Scheduled Maturity Date, on which the Company delivers the notice required by clause (vii) of this Section 201(d) and Section 301, to permit repayment of the Debentures in full on the Scheduled Maturity Date pursuant to clause (i) of this Section 201(d); and
     (B) if the Company is unable for any reason to raise sufficient proceeds from the issuance of Qualifying Capital Securities to permit repayment in full of the Debentures on the Scheduled Maturity Date or any subsequent Monthly Interest Payment Date, to raise sufficient net proceeds from the issuance of Qualifying Capital Securities during a 30-day period ending on the date, not more than 15 and not less than 10 Business Days prior to the following Monthly

Interest Payment Date, on which the Company delivers the notice required by clause (vii) of this Section 201(d) and Section 301, to permit repayment of the Debentures in full on such following Monthly Interest Payment Date pursuant to clause (i)(C) of this Section 201(d); and the Company shall apply any such net proceeds to the repayment of the Debentures as provided in clause (viii) of this Section 201(d).
     (vi) For purposes of this Section 201(d), “Commercially Reasonable Efforts” to sell Qualifying Capital Securities means commercially reasonable efforts to complete the offer and sale of Qualifying Capital Securities to Persons other than Subsidiaries in public offerings or private placements. The Company shall not be considered to have made Commercially Reasonable Efforts to effect a sale of Qualifying Capital Securities if it determines not to pursue or complete such sale due to pricing, coupon, dividend rate or dilution considerations.
     (vii) The Company shall, if it has not raised sufficient net proceeds from the issuance of Qualifying Capital Securities pursuant to clause (v) above in connection with any Repayment Date, deliver an Officers’ Certificate to the Trustee (which the Trustee will promptly forward upon receipt to the Administrative Trustee, who shall forward such certificate to each holder of record of Capital Securities) no more than 15 and no less than 10 Business Days in advance of such Repayment Date stating the amount of net proceeds, if any, raised pursuant to clause (v) above in connection with such Repayment Date. The Company shall be excused from its obligation to use Commercially Reasonable Efforts to sell Qualifying Capital Securities pursuant to clause (v) above if such Officers’ Certificate further certifies that: (A) a Market Disruption Event was existing during the 180-day period preceding the date of such Officers’ Certificate or, in the case of any Repayment Date after the Scheduled Maturity Date, the 30-day period preceding the date of such Officers’ Certificate; and (B) either (1) the Market Disruption Event continued for the entire 180-day period or 30-day period, as the case may be, or (2) the Market Disruption Event continued for only part of the period, but the Company was unable after commercially reasonable efforts to raise sufficient net proceeds during the rest of that period to permit repayment of the Debentures in full. Each Officers’ Certificate delivered pursuant to this clause (vii), unless no principal amount of Debentures is to be repaid on the applicable Repayment Date, shall be accompanied by a notice of repayment pursuant to Section 301 setting forth the principal amount of the Debentures to be repaid on such Repayment Date, which amount shall be determined after giving effect to clause (viii) of this Section 201(d).
     (viii) Net proceeds of the issuance of any Qualifying Capital Securities that the Company is permitted to apply to repayment of the Debentures on any Repayment Date will be applied, first, to pay deferred interest to the extent of Eligible Proceeds raised pursuant to Section 201(j), second, to pay current interest to the extent not paid from other sources and, third, to repay the principal of Debentures; provided that if the Company is obligated to sell Qualifying Capital Securities and apply the net proceeds to payments of principal of or interest on any outstanding securities in addition to the Debentures, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for such payments shall be applied to the

Debentures and those other securities having the same scheduled maturity date as the Debentures pro rata in accordance with their respective outstanding principal amounts and none of such net proceeds shall be applied to any other securities having a later scheduled maturity date until the principal of and all accrued and unpaid interest on the Debentures has been paid in full. If the Company raises less than $5 million of net proceeds from the sale of Qualifying Capital Securities during the relevant 180-day or 30-day period (which 30-day period, for purposes of this clause (d), shall extend to the immediately preceding period (not to exceed 150 days) during which Qualifying Capital Securities were sold by the Company the proceeds of which were not applied by the Company to redeem the Debentures, it will not be required to repay any Debentures on the Scheduled Maturity Date or the next Monthly Interest Payment Date, as applicable, but it will use those net proceeds (without double counting for any proceeds from sales of Qualifying Capital Securities during overlapping Market Disruptions Periods) to repay the Debentures on the next Monthly Interest Payment Date as of which it has raised at least $5 million of net proceeds.
     (e) Rate of Interest. The Debentures shall bear interest (i) from and including February 20, 2007 to but excluding February 20, 2032 at the rate of 6.576% per annum, computed on the basis of a 360-day year comprised of twelve 30-day months, (ii) thereafter and until the Scheduled Maturity Date, as to any unpaid amounts of the Debentures that remain outstanding, at an annual rate equal to one-month LIBOR plus 1.115%, computed on the basis of a 360-day year and the actual number of days elapsed, and (iii) thereafter until the Final Repayment Date, as to any unpaid amounts of the Debentures that remain outstanding, at an annual rate equal to one-month LIBOR plus 2.115%, computed on the basis of a 360-day year and the actual number of days elapsed. Subject to Sections 201(g) and (h), interest on the Debentures shall be payable (i) semi-annually in arrears on February 20 and August 20 of each year, commencing on August 20, 2007, until and including February 20, 2032 (each such date, a “Semi-Annual Interest Payment Date”), or if any such day is not a Business Day, the following Business Day (and no interest shall accrue as a result of such postponement) and (ii) thereafter, on the 20th day of each month, or if any such day is not a Business Day, the following Business Day unless such day would fall in the next calendar month, in which case such payment will be made on the immediately preceding Business Day (each such date, a “Monthly Interest Payment Date”), in arrears, commencing on March 20, 2032. Any installment of interest (or portion thereof) deferred in accordance with Section 201(g) or otherwise unpaid shall bear interest, to the extent permitted by law, at the rate of interest then in effect on the Debentures, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with Section 201(h).
     (f) To Whom Interest Payable. Interest shall be payable to the Person in whose name the Debentures are registered at the close of business on the Regular Record Date next preceding the relevant Interest Payment Date, except that (i) interest payable on any Debentures pursuant to their repayment in full in accordance with Article Three and (ii) interest payable on the Final Repayment Date shall be paid to the Person to whom principal is paid. The Regular Record Dates for the Debentures shall be the first day of the month in which an Interest Payment Date occurs; provided that for so long as the Debentures are held by the Property Trustee (or, if distributed to the holders of the Capital Securities in accordance with Section 9.4 of the Trust Agreement, for so long as the Debentures are issued in the form of Global Securities) the

Regular Record Dates for the Debentures shall be one Business Day prior to the relevant Interest Payment Date. Interest shall be payable at the office or agency of the Company maintained for such purpose in the City of New York, New York and at any other office or agency maintained by the Company for such purpose; provided that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to such account as may have been appropriately designated by such Person. The principal of and interest on the Debentures payable at Maturity will be made against presentation of the Debentures at the office or agency of the Company maintained for that purpose in the City of New York, New York and at any other office or agency maintained by the Company for such purpose. Upon written request to the Paying Agent not less than 15 calendar days prior to the date on which interest is payable, a Holder of $1,000,000 or more in aggregate principal amount of Debentures may receive payment of interest, other than payments of interest payable at Maturity, by wire transfer of immediately available funds.
     (g) Option to Defer Interest Payments. (i) The Company shall have the right, at any time and from time to time prior to the Final Repayment Date, to defer the payment of interest on the Debentures for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period shall extend beyond the Final Repayment Date or the earlier repayment or redemption in full of the Debentures; and provided, further, that if there has occurred and is continuing an Event of Default with respect to the Debentures, or the Company is in default regarding its payment of any obligation under the Guarantee, or on any date on which accrued interest on the Debentures through the most recent Interest Payment Date has not been paid in full (whether during any applicable Deferral Period or otherwise), the Company shall not, and shall not permit any Subsidiary to: (A) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, (B) make any payment of principal of, or interest or premium, if any, on, or repay, purchase or redeem any of the Company’s debt securities that rank upon the Company’s liquidation pari passu with the Debentures (“Parity Securities”) or junior to the Debentures or (C) make any guarantee payments with respect to any guarantee by the Company of the junior subordinated debt securities of any Subsidiary if such guarantee ranks pari passu with or junior in interest to the Debentures.
     (ii) The restrictions listed in clause (i) of this Section 201(g) do not apply to:
     (1) any repurchase, redemption or other acquisition of shares of capital stock of the Company in connection with (1) any employment contract, benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors, consultants or independent contractors, (2) a dividend reinvestment or stockholder purchase plan, or (3) the issuance of capital stock of the Company, or securities convertible into or exercisable for such capital stock, as consideration in an acquisition transaction entered into prior to the applicable Deferral Period;
     (2) any exchange, redemption or conversion of any class or series of the capital stock of the Company or of any of its Subsidiaries for any other class or series of the Company’s capital stock, or of any class or series of the Company’s indebtedness for any class or series of the Company’s capital stock;

     (3) any purchase of fractional interests in shares of the Company’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the securities being converted or exchanged;
     (4) any declaration of a dividend in connection with a stockholder rights plan, or the issuance of rights, stock or other property under any stockholder rights plan, or the redemption or repurchase of rights pursuant thereto;
     (5) any payment by the Company under our Guarantee regarding the Issuer Trust;
     (6) any dividend in the form of stock, warrants, options or other rights where the dividend stock or stock issuable upon exercise of such warrants, options or other rights is the same stock as that on which the dividend is being paid or ranks equally with or junior to such stock;
     (7) any payment during a Deferral Period of current interest in respect of Parity Securities that is made pro rata to the amounts due on such Parity Securities and on the Debentures and any payments of deferred interest on Parity Securities that, if not made, would cause the Company to breach the terms of the instrument governing such Parity Securities; provided that such payments are made in accordance with Section 201(h) to the extent it applies; or
     (8) any payment of principal during a Deferral Period in respect of Parity Securities having the same Scheduled Maturity Date as the Debentures, as required under a provision of such Parity Securities that is substantially the same as the provision described in Section 201(d), and that is made on a pro rata basis among one or more series of Parity Securities having such a provision and the Debentures.
     (iii) At the end of any Deferral Period, the Company shall pay all deferred interest on the Debentures (together with Additional Interest thereon, if any, at the rate specified for the Debentures) to the extent permitted by applicable law, to the Persons in whose names the Debentures are registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period.
     (iv) Subject to Section 201(r), in the case of any Deferral Period that does not terminate on or prior to the Interest Payment Date falling nearest the first anniversary of its commencement, the restrictions set forth in clause (i) of this Section 201(g) shall continue in effect in respect of any redemption or repurchase of securities that rank pari passu with or junior to the Debentures until the first anniversary of the termination of such Deferral Period.
     (v) Upon termination of any Deferral Period and upon the payment of all deferred interest and any Additional Interest then due on any Interest Payment Date the Company may elect to begin a new Deferral Period pursuant to clause (i) of this Section 201(g).

     (vi) The Company may elect to pay interest on any Interest Payment Date during any Deferral Period to the extent permitted by Section 201(h).
     (vii) The Company shall give written notice of its election to begin or extend any Deferral Period (i) if the Property Trustee is not the sole holder or a holder of the Debentures, to the Holders of the Debentures and the Trustee at least one Business Day prior to the next succeeding Interest Payment Date or (ii) if the Property Trustee is the sole holder of the Debentures, to the Property Trustee and the Trustee at least one Business Day prior to the earlier of (a) the next Distribution Date or (b) the date the Property Trustee is required to give notice to holders of the Capital Securities of the record date for such Distribution Date or of such Distribution Date.
     (h) Payment of Deferred Interest. The Company will not pay deferred interest (including Additional Interest thereon) on the Debentures on any Interest Payment Date during any Deferral Period prior to the Final Repayment Date or at any time an Event of Default has occurred and is continuing from any source other than Eligible Proceeds. Notwithstanding the foregoing, (i) the Company may pay current interest during a Deferral Period from any available funds and (ii) if the Federal Reserve disapproves of the Company’s sale of Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock, the Company may pay deferred interest on the Debentures from any source and if the Federal Reserve disapproves of the use of proceeds of the Company’s sale of Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock to pay deferred interest on the Debentures, the Company may use the proceeds for other purposes and continue to defer interest on the Debentures. To the extent that the Company applies proceeds from the sale of Qualifying Warrants and Qualifying Non-Cumulative Preferred Stock to pay interest on the Debentures, such proceeds shall be allocated first to deferred payments of interest (including Additional Interest thereon) in chronological order based on the date each payment was first deferred; provided that no such proceeds will be applied to deferred interest payments (including Additional Interest thereon) to the extent such proceeds exceed the amounts described in clause (1) of Section 201(j) until all other deferred interest payments (and Additional Interest thereon) with respect to such Deferral Period have been paid in full. The payment of interest from any other source shall be applied to current or deferred interest as directed by the Company and notified to the Trustee prior to the applicable Interest Payment Date. To the extent any payment allocable to any installment of interest (including Additional Interest thereon) is insufficient to pay such installment in full, such payment shall be applied pro rata to the outstanding Debentures. If the Company has outstanding Parity Securities under which it is obligated to sell Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock and apply the net proceeds to the payment of deferred interest or distributions, then on any date and for any period the amount of net proceeds received by the Company from those sales and available for payment of the deferred interest and distributions shall be applied to the Debentures and those Parity Securities on a pro rata basis up to the Share Cap and the Qualifying Warrants Issuance Cap or Preferred Stock Issuance Cap (or comparable provisions in the instruments governing those Parity Securities) in proportion to the total amounts that are due on the Debentures and such Parity Securities, or on such other basis as the Federal Reserve may approve.
     (i) [Intentially Omitted].

     (j) Alternative Payment Mechanism. The Company shall provide notice to the Federal Reserve at least 10 Business Days prior to the commencement of any APM Period . Immediately following any APM Commencement Date and until the termination of the related Deferral Period, the Company shall, unless after notice to the Federal Reserve and except to the extent that the Federal Reserve shall have disapproved, issue Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock until the Company has raised an amount of Eligible Proceeds at least equal to the aggregate and unpaid amount of deferred interest on the Debentures (including Additional Interest thereon) and applied such Eligible Proceeds on the next Interest Payment Date to the payment of deferred interest (including Additional Interest thereon) in accordance with Section 201(h); provided that:
     (1) the foregoing obligations shall not apply to the extent that (i) with respect to deferred interest attributable to the first five years of any Deferral Period (including Additional Interest thereon), the net proceeds of any issuance of Qualifying Warrants applied during such Deferral Period to pay interest on the Debentures pursuant to this Section 201(j), together with the net proceeds of all prior issuances of Qualifying Warrants pursuant to this Section 201(j) so applied, would exceed an amount equal to 2% of the product of the average of the Current Stock Market Prices of the Qualifying Warrants on the 10 consecutive Trading Days ending on the second Trading Day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of Qualifying Warrants as of the date of the Company’s then most recent publicly available consolidated financial statements (the “Warrant Issuance Cap”) and (ii) the net proceeds of any issuance of Qualifying Non-Cumulative Preferred Stock applied to pay interest on the Debentures pursuant to this Section 201(j), together with the net proceeds of all prior issuances of Qualifying Non-Cumulative Preferred Stock pursuant to this Section 201(j) applied during the current and all prior Deferral Periods, would exceed 25% of the aggregate principal amount of the Debentures initially issued under the Indenture (the “Preferred Stock Issuance Cap”); provided that the Warrant Issuance Cap will cease to apply after the ninth anniversary of the commencement of any Deferral Period, at which point the Company must pay any deferred interest, to the extent not disapproved of by the Federal Reserve after notice, regardless of the time at which it was deferred, using the Alternative Payment Mechanism, subject to any Market Disruption Event and the Share Cap; and provided, further, that if the Warrant Issuance Cap is reached during a Deferral Period and the Company subsequently repays all deferred interest, the Warrant Issuance Cap will cease to apply at the termination of such Deferral Period and will not apply again unless and until the Company starts a new Deferral Period;
     (2) the foregoing obligations shall not apply in respect of any Interest Payment Date if the Company shall have provided to the Trustee (and to the Property Trustee of the Issuer Trust to the extent it is the Holder of the Debentures) no more than 15 and no less than 10 Business Days prior to such Interest Payment Date an Officers’ Certificate stating that (i) a Market Disruption Event was existing after the immediately preceding Interest Payment Date and (ii) either (A) the Market Disruption Event continued for the entire period from the Business Day immediately following the preceding Interest Payment Date to the Business Day immediately preceding the date on which such Officers’ Certificate is provided or (B) the Market Disruption Event continued for only part of such period but the Company was unable after commercially reasonable efforts to raise sufficient Eligible Proceeds during the rest of that period to pay all accrued and unpaid interest due on the Interest Payment Date with respect to which such Officers’ Certificate is being delivered;
     (3) to the extent that the Company has raised some but not all Eligible Proceeds necessary to pay all deferred interest (including Additional Interest thereon) on any Interest Payment Date pursuant to this Section 201(j) and subject to the Warrant Issuance Cap and the Preferred Stock Issuance Cap, such Eligible Proceeds shall be applied in accordance with Section 201(h); and
     (4) notwithstanding the provisions of clause (1) of this Section 201(j), the Company shall not issue Qualifying Warrants pursuant to this Section 201(j) for the purpose of paying deferred interest on the Debentures (including Additional Interest thereon) to the extent that the total number of shares of Common Stock underlying such Qualifying Warrants, together with all Qualifying Warrants previously issued pursuant to this Section 201(j) exceeds 25 million shares (the “Share Cap”); provided that if the issued and outstanding shares of Common Stock shall have been changed into a different number of shares or a different class by reason of any stock split, reverse stock split, stock dividend, reclassification, recapitalization, split-up, combination, exchange of shares or other similar transaction, then the Shares Cap shall be correspondingly adjusted. The Company shall use its commercially reasonable efforts to (x) increase the Share Cap from time to time to a number of shares of Common Stock that the Company determines would enable it to issue sufficient Qualifying Warrants to satisfy its obligations under this Section 201(j); and (y) subject to the Share Cap, set the terms of the Qualifying Warrants so as to raise sufficient Eligible Proceeds from their issuance to pay all unpaid deferred interest on the CENts (and Additional Interest thereon) in accordance with this Section 201(j).
     For the avoidance of doubt, once the Company reaches the Warrant Issuance Cap for a Deferral Period, the Company shall not be required to issue more Qualifying Warrants with respect to deferred interest attributable to the first five years of such Deferral Period (including Additional Interest thereon) pursuant to this Section 201(j) even if the amount referred to in clause (1)(i) of this Section 201(j) subsequently increases because of a subsequent increase in the sale price of Common Stock or the number of outstanding shares of Common Stock. The Company shall not be excused from its obligations under this Section 201(j) if it determines not to pursue or complete the sale of Qualifying Warrants or Qualifying Non-Cumulative Preferred Stock due to pricing, dividend rate or dilution considerations.
     (k) Events of Default.
     (i) Solely for purposes of the Debentures, Section 5.1 of the Indenture is revised to add the following as new subsections (6) and (7), and current subsection (6) shall become subsection (8):
          (6) failure to pay in full any interest, including compounded interest, accrued on any Debentures upon the conclusion of a ten-year period commencing with the first interest period for which interest (including compounded interest) has not been paid in full and continuance of such failure to pay for a period of 30 days; or
          (7) with respect to a series of junior subordinated debt securities held by a Trust, the related Trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the capital securities of the Trust, (ii) the redemption of all of the outstanding capital securities of the Trust or (iii) certain mergers, consolidations or amalgamations of the Trust; or
     (ii) Solely for purposes of the Debentures, Section 5.1(3) of the Indenture shall not apply.
     (iii) Section 5.1 of the Indenture is further revised to replace clause (2) with the following:
          (2) default in the payment of the principal of the Debentures when due whether at maturity, upon redemption or otherwise, subject in the case of any repayment pursuant to Section 201(d) to the limitations set forth therein; or
     (iv) Solely for purposes of the Debentures, Section 5.2 of the Indenture is hereby amended such that it shall apply solely to an Event of Default described in subsection (6) of Section 5.1 of the Indenture as amended in Section 201(k)(i) of this First Supplemental Indenture.
     (v) For so long as the Debentures are held by the Issuer Trust or a trustee thereof, any waiver of past defaults (except for uncured payment defaults) shall require the consent of the Holders of at least a majority by liquidation amount of the Capital Securities; provided, however, that the consent of each Holder of Capital Securities is required to waive a default in the payment of principal, premium or interest with respect to the Debentures or a default in respect of a covenant or provision that cannot be modified or amended without the consent of the Holders of each Outstanding Debenture. If the Holders of Debentures do not waive such default, the Holders of a majority by liquidation amount of the Capital Securities shall have such right.
     (l) Redemption. The Debentures shall be redeemable in accordance with Article Eleven of the Indenture, provided that (i) the Debentures are redeemable in whole or in part at the option of the Company at any time after the date hereof at a Redemption Price equal to (1) 100% of their principal amount plus accrued and unpaid interest to the Redemption Date or (2) in the case of any such redemption prior to February 20, 2032 if greater, the Make-Whole Redemption Price; (ii) (1) in the case of a redemption of the Debentures pursuant to Tax Event or a Rating Agency Event, the Redemption Price shall equal the greater of (1) 100% of their principal amount plus accrued and unpaid interest to the Redemption Date or (2) in the case of any such redemption prior to February 20, 2032 if greater, the Make-Whole Redemption Price and (iii) in the case of a redemption of the Debentures pursuant to an Investment Company Event or a Capital Treatment Event, the Redemption Price shall equal 100% of their principal amount plus accrued and unpaid interest to the Redemption Date. The date of the prospectus supplement referred to in the definitions of Capital Treatment Event and Investment Company Event set forth in the Prospectus is February 13, 2007; the Debentures shall be redeemable in whole, but not in part, and subject to any required prior approval by the Federal Reserve, at any time within 90 days following an Investment Company Event, a Capital Treatment Event, a Tax Event or a Rating Agency Event.
     (m) Replacement Capital Covenant. The Company shall not amend the Replacement Capital Covenant to impose additional restrictions on the type or amount of Qualifying Capital Securities for purposes of determining the extent to which repayment, redemption or purchase of the Debentures or Capital Securities is permitted, except with the consent of the holders of a majority by liquidation amount of the Capital Securities or, if the Debentures have been distributed by the Issuer Trust, the Holders of a majority by principal amount of the Debentures. Except as aforesaid, the Company may amend or supplement the Replacement Capital Covenant in accordance with its terms and without the consent of the Holders of the Capital Securities or the Debentures.
     (n) Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership. Each Holder, by such Holder’s acceptance of the Debentures, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of such Debentures, such Holder shall have no claim for, and thus no right to receive, any interest deferred pursuant to Section 201(g) (including Additional Interest thereon) that has not been paid pursuant to Sections 201(h) and (j) to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Additional Interest thereon) on such Holder’s Debentures; provided that a Holder of Debentures will have an additional preferred equity claim in respect of such accumulated and unpaid interest (including Additional Interest thereon) which is in excess of two years of accumulated and unpaid interest (including Additional Interest thereon) that is senior to the Common Stock and is or would be pari passu with any Preferred Stock up to the amount equal to its pro rata share of any unused portion of the Preferred Stock Issuance Cap. Any such claim will be subject to applicable law.
     (o) Sinking Fund. The Debentures shall not be subject to any sinking fund or analogous provisions.
     (p) Form. The Debentures shall be issued as Registered Securities without coupons and shall be substantially in the form of Annex A attached hereto, with such modifications thereto as may be approved by the authorized officer executing the same.
     (q) Subordination. The subordination provisions of Article Eleven of the Indenture shall apply to the Debentures; provided that for the purposes of the Debentures (but not for the purposes of any other Securities unless specifically set forth in the terms of such Securities), (i) Senior Debt shall also include debt securities, and guarantees in respect of those debt securities, initially issued to any trust, partnership or other entity affiliated with the Company, that is, directly or indirectly, a financing vehicle of the Company in connection with the issuance by such entity of capital securities or other similar securities except to the extent, in the case of any such securities or guarantees issued after the date hereof, the instrument creating those obligations provides that they are not superior in right of payment to the Debentures and (ii)

Senior Debt shall exclude trade accounts payable and accrued liabilities arising in the ordinary course of business.
     (r) Business Combinations. If the Company engages in any merger, consolidation, amalgamation or conveyance, transfer or lease of assets substantially as any entirety to any other Person, where immediately after the consummation of such transaction more than 50% of the voting stock of the Person formed by such transaction, or the Person that is the surviving entity of such transaction, or the Person to whom such properties and assets are conveyed, transferred or leased in such transaction, is owned by the shareholders of the other party to such transaction, then (i) Section 201(h) shall not apply to any interest on the Debentures that is deferred and unpaid as of the date of consummation of such transaction and (ii) clause (iv) of Section 201(g) shall not apply to any Deferral Period that is terminated on the next Interest Payment Date following the date of consummation of such transaction.
     (s) Registrar, Paying Agent, Authenticating Agent and Place of Payment. The Company hereby appoints The Bank of New York, as Security Registrar, Authenticating Agent and Paying Agent with respect to the Debentures. The Debentures may be surrendered for registration of transfer and for exchange at the office or agency of the Company maintained for such purpose in the City of New York and at any other office or agency maintained by the Company for such purpose. The Place of Payment for the Debentures shall be the Security Registrar’s office at 101 Barclay Street, 8W, New York, New York 10286.
     (t) Modification of the Indenture.
     (i) Section 9.2(1) of the Indenture is revised to add the modification or amendment of the subordination provisions of the Indenture in a manner adverse to the holders of Senior Debt as an action requiring the consent of each Outstanding Holder affected thereby.
     (ii) Section 9.2(2) of the Indenture is revised to add as a proviso that, with respect to any Outstanding Security issued to a Trust, so long as any of the corresponding series of Outstanding Securities issued by such Trust remains outstanding, no such amendment shall be made that adversely affects the holders of such Outstanding Securities in any material respect without the prior consent of the holders of at least a majority of the aggregate liquidation amount of such Outstanding Securities.
ARTICLE THREE
REPAYMENT OF THE DEBENTURES SECTION
     Section 301. Repayment. The Company shall, not less than 20 Business Days prior to each Repayment Date (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of the principal amount of Debentures to be repaid on such date pursuant to Section 201(d).
     Section 302. Selection of Debentures to be Repaid. If less than all the Debentures are to be repaid on any Repayment Date (unless the Debentures are issued in the form of a Global Security or held by the Property Trustee), the particular Debentures to be repaid shall be selected not more than 60 days prior to such Repayment Date by the Trustee, from the Outstanding Debentures not previously repaid or called for redemption, by lot or such other method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of a portion of the principal amount of any Debenture, provided that the portion of the principal amount of any Debenture not repaid shall be in an authorized denomination (which shall not be less than the minimum authorized denomination).
     The Trustee shall promptly notify the Company in writing of the Debentures selected for partial repayment and the principal amount thereof to be repaid. For all purposes hereof, unless the context otherwise requires, all provisions relating to the repayment of Debentures shall relate, in the case of any Debenture repaid or to be repaid only in part, to the portion of the principal amount of such Debenture which has been or is to be repaid. Debentures registered in the name of the Company, any Affiliate or any Subsidiary thereof shall not be included in the Debentures selected for repayment except to the extent no other Debentures remain or would remain outstanding.
     Section 303. Notice of Repayment. Notice of repayment shall be given by first-class mail, postage prepaid, mailed not earlier than the 15th day, and not later than the 10th Business Day, prior to the Repayment Date, to each Holder of Debentures to be repaid, at the address of such Holder as it appears in the Security Register.
     Each notice of repayment shall identify the Debentures to be repaid (including CUSIP number, if a CUSIP number has been assigned to the Debentures) and shall state:
     (a) the Repayment Date;
     (b) if less than all Outstanding Debentures are to be repaid, the identification (and, in the case of partial repayment, the respective principal amounts) of the particular Debentures to be repaid;
     (c) that on the Repayment Date, the principal amount of the Debentures to be repaid will become due and payable upon each such Debenture or portion thereof, and that interest thereon, if any, shall cease to accrue on and after said date; and
     (d) the place or places where such Debentures are to be surrendered for payment of the principal amount thereof.
     Notice of repayment shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable. The notice if mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, a failure to give such notice by mail or any defect in the notice to the Holder of any Debenture designated for repayment as a whole or in part shall not affect the validity of the proceedings for the repayment of any other Debenture.
     Section 304. Deposit of Repayment Amount. Prior to 10:00 a.m. New York City time on the Repayment Date specified in the notice of repayment given as provided in Section 303, the Company will deposit with the Trustee or with one or more Paying Agents (or if the Company is acting as its own Paying Agent, the Company will segregate and hold in trust as provided in Section 6.6 of the Indenture) an amount of money sufficient to pay the principal amount of, and any accrued interest (including Additional Interest) on, all the Debentures which are to be repaid on that date.
     Section 305. Repayment of Debentures. If any notice of repayment has been given as provided in Section 303, the Debentures or portion of the Debentures with respect to which such notice has been given shall become due and payable on the date and at the place or places stated in such notice. On presentation and surrender of such Debentures at a Place of Payment in said notice specified, the said securities or the specified portions thereof shall be paid by the Company at their principal amount, together with accrued interest (including any Additional Interest) to the Repayment Date; provided that, except in the case of a repayment in full of all Outstanding Debentures, installments of interest whose Stated Maturity is on or prior to the Repayment Date will be payable to the Holders of such Debentures, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Dates according to their terms and the provisions of Section 3.7 of the Indenture.
     Upon presentation of any Debenture repaid in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Debenture or Debentures, of authorized denominations, in aggregate principal amount equal to the portion of the Debenture not repaid and so presented and having the same Scheduled Maturity Date and other terms. If a Global Security is so surrendered, such new Debenture will also be a new Global Security.
     If any Debenture required to be repaid shall not be so repaid upon surrender thereof, the principal of such Debenture shall, until paid, bear interest from the applicable Repayment Date at the rate prescribed therefore in the Debenture.
ARTICLE FOUR
MISCELLANEOUS
     Section 401. Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with the duties imposed by any of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939 through operation of Section 318(c) thereof, such imposed duties shall control.
     Section 402. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.
     Section 403. Successors and Assigns. All covenants and agreements in this First Supplemental Indenture by the Company shall bind its successors and assigns, whether expressed or not.
     Section 404. Separability. In case any provision of this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 405. Benefit of First Supplemental Indenture. Nothing in this First Supplemental Indenture or the Debentures, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, the Holders, and, to the extent set forth in Section 201(m), the holders of the Capital Securities, any benefit or any legal or equitable right, remedy or claim under this First Supplemental Indenture.
     Section 406. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     Section 407. No Representations by Trustee. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture. The recitals and statements herein are deemed to be those of the Company and not of the Trustee.
     Section 408. Amendments. Notwithstanding anything to the contrary contained in this First Supplemental Indenture, the consent of the Holders of the Debentures shall not be required to effect any amendment required in order to make this First Supplemental Indenture consistent with the description of the First Supplemental Indenture contained in the Prospectus, dated February 13, 2007, as supplemented by the Prospectus Supplement, dated February 13, 2007, relating to the Capital Securities.
* * * *
This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the day and year first above written.

COMERICA INCORPORATED

By:	/s/ Robert W. Spencer, Jr.

Name: Robert W. Spencer, Jr.
Title: Vice President, Corporate Finance & Securities Counsel & Assistant Secretary

THE BANK OF NEW YORK, as Trustee

By:	/s/ James D. Heaney

Name: James D. Heaney
Title: Vice President
[First Supplemental Indenture]

S-1

ANNEX A
     The following legend applies if this Security is a Global Security: Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
     This Security is not a deposit or other obligation of a depository institution and is not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other governmental agency.
COMERICA INCORPORATED
6.576% Capital Efficient Notes due 2082
No. 1
CUSIP No.
$515,464,000
     COMERICA INCORPORATED, a corporation organized and existing under the laws of the State of Delaware (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to The Bank of New York, as property trustee for COMERICA CAPITAL TRUST II, or its registered assigns, the principal sum of FIVE HUNDRED FIFTEEN MILLION FOUR HUNDRED SIXTY-FOUR THOUSAND dollars ($515,464,000) on February 2, 2082, or if such day is not a Business Day (as hereinafter defined), the following Business Day (the “Final Repayment Date”); provided that the principal amount of, and all accrued and unpaid interest on, this Security shall be payable in full on February 20, 2037, or if such day is not a Business Day, the following Business Day (the “Scheduled Maturity Date”) or any subsequent Interest Payment Date (as hereinafter defined) to the extent set forth in the First Supplemental Indenture hereinafter referred to. The Company further promises to pay interest on said principal sum from February 20, 2007 or from the most recent Interest Payment Date for which interest has been paid or duly provided for. This Security shall bear interest (i) from and including February 20, 2007 to but excluding February 20, 2032 (or if earlier, until the principal hereof is paid in full), at the rate of 6.576% per annum, payable (subject to deferral as set forth herein) semi-annually in arrears on February 20 and August 20 of each year, commencing on August 20, 2007, (ii) thereafter and until the Scheduled Maturity Date, at an annual rate equal to one-month LIBOR (as defined in the First Supplemental Indenture) plus 1.115%, payable (subject to deferral as set forth herein) on the 20th day of each month, and (iii) thereafter until the Final Repayment Date, at an annual rate equal to one-month LIBOR plus 2.115%, payable (subject to deferral as set forth herein) on the 20th day of each month, or in the case of these clauses (ii) and (iii), if any such day is not a Business Day, the following Business Day unless such date would fall in the next calendar month, in which case the immediately preceding Business Day, in arrears, commencing on March 20, 2032 until the principal thereof is paid or duly provided for or made available for payment (each such day referred to in clause (i), (ii), or (iii), an “Interest Payment Date”). In the event any Interest Payment Date before the Scheduled Maturity Date is not a Business Day, the interest payable on such day shall be paid on the following Business Day and no interest will accrue as a result of such postponement. Any installment of interest (or portion thereof) deferred in accordance with the First Supplemental Indenture or otherwise unpaid on the relevant Interest Payment Date shall bear interest, to the extent permitted by law, at the rate of interest then in effect on this Security, from the relevant Interest Payment Date, compounded on each subsequent Interest Payment Date, until paid in accordance with the First Supplemental Indenture.
     From and including February 20, 2007 to but excluding February 20, 2032, the amount of interest payable on this Security shall be computed on the basis of a 360-day year comprised of twelve 30-day months; thereafter and until the Final Repayment Date, the amount of interest payable on this Security shall be computed on the basis of a 360-day year and the actual number of days elapsed. A “Business Day” shall mean any day other than (i) a Saturday or Sunday or other day on which banking institutions in The City of New York, Detroit, Michigan or Wilmington, Delaware are authorized or required by law or executive order to remain closed, or (ii) on or after February 20, 2032 a day on which dealings in deposits in U.S. dollars are not transacted in the London interbank market. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest installment, which shall be (i) the Business Day next preceding such Interest Payment Date if this Security is issued in the form of a Global Security or is held by the Property Trustee, or (ii) the first day of the month in which such Interest Payment Date occurs if this Security is not issued in the form of a Global Security or held by the Property Trustee. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Securities of this series may be listed or traded, and upon such notice as may be required by such exchange or self-regulatory organization, all as more fully provided in said Indenture.
     The Company shall have the right, at any time and from time to time prior to the Final Repayment Date, to defer the payment of interest on this Security for one or more consecutive Interest Periods that do not exceed 10 years; provided that no Deferral Period (as hereinafter defined) shall extend beyond the Final Repayment Date or the earlier repayment or redemption in full of the Securities of this series; and provided, further, that during any such Deferral Period (and, except as provided in the First Supplemental Indenture with respect to certain transactions, in the case of any Deferral Period that does not terminate on or prior to the Interest Payment Date falling closest to the first anniversary of the commencement of such Deferral Period, until the first anniversary of the termination of such Deferral Period), if there has occurred and is continuing an Event of Default with respect to the Securities of this series or if accrued interest through the most recent Interest Payment Date has not been paid in full, whether during any applicable Deferral Period or otherwise or a Deferral Period is continuing or the Company is in default regarding its payment of any obligation under its guarantee regarding the Issuer Trust, the Company shall not, and shall not permit any Subsidiary, subject to certain exceptions set forth in the First Supplemental Indenture, to: (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company’s capital stock, (ii) other than any repayment of the Securities of this series pursuant to Section 201(d) of the First Supplemental Indenture or any partial payments of deferred interest that may be made pursuant to Section 201(h) of the First Supplemental Indenture, make any payment of principal of or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company (including other Securities or other A-2 junior subordinated debt) that ranks upon the Company’s liquidation pari passu with or junior in interest to this Security or (iii) make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiary if such guarantee ranks pari passu with or junior in interest to this Security. Each period beginning on the Interest Payment Date with respect to which the Company elects to defer all or part of any interest payment and ending on the earlier of (i) the tenth anniversary of such Interest Payment Date and (ii) the next Interest Payment Date on which the Company has paid all accrued and unpaid interest on this Security is referred to as a “Deferral Period.” At the end of any such Deferral Period, the Company shall pay all interest then accrued and unpaid on this Security (together with Additional Interest thereon, if any, to the extent permitted by applicable law), to the Person in whose name this Security is registered at the close of business on the Regular Record Date with respect to the Interest Payment Date at the end of such Deferral Period. Upon termination of any Deferral Period, the Company may elect to begin a new Deferral Period, subject to the above requirements. The Company may elect to pay current interest on any Interest Payment Date during any Deferral Period to the extent permitted, and shall pay deferred interest (including Additional Interest thereon) to the extent required, by the First Supplemental Indenture.
     The Company shall give written notice of its election to begin or extend any Deferral Period (i) if the Property Trustee is not the sole holder or a holder of the Securities of this series, to the Holders of the Securities of this series and the Trustee at least one Business Day prior to the next succeeding Interest Payment Date, or (ii) if the Property Trustee is the sole holder of the Securities of this series, to the Property Trustee and the Trustee at least one Business Day prior to the earlier of (a) the next Distribution Date or (b) the date the Property Trustee is required to give notice to holders of such Capital Securities of the record date for such Distribution Date or of such Distribution Date.
     Payment of principal of (and premium, if any) and interest on this Security will be made at the office or agency of the Company maintained for that purpose in the City of Detroit, Michigan or at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated in writing at least 15 days before the relevant Interest Payment Date by the Person entitled thereto as specified in the Securities Register. Upon written request to the Paying Agent not less than 15 days prior to the date on which interest is payable, a Holder of $1,000,000 or more in aggregate principal amount of Securities of the series may receive payments of interest, other than payments of interest at Maturity, by wire transfer of immediately available funds.
     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Debt, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions. The Securities of this series shall, not in limitation of the preceding sentence, rank junior to debt securities issued under the Indenture dated July 31, 2001 between the Company and The Bank of New York (as successor to Chase Manhattan Trust Company, National Association). Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, or its duly authorized agent under the Indenture referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
COMERICA INCORPORATED
By:
Name:
Title:
[SEAL]
Attest:
          [Secretary or Assistant Secretary]
Dated:
     This is one of the Securities, of the series designated herein, described in the within mentioned Indenture.
THE BANK OF NEW YORK
Not in its individual capacity but solely as Trustee
By:
          Authorized Officer:

REVERSE OF SECURITY
     This Capital Efficient Note is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Indenture, dated as of July 31, 2001, between the Company and The Bank of New York (as successor to Chase Manhattan Trust Company, National Association) (herein called the “Indenture”), as supplemented by the first supplemental indenture thereto, dated as of February 20, 2007 (herein called the “First Supplemental Indenture”), between the Company and The Bank of New York, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities of this series, and of the terms upon which the Securities of this series are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount of $515,464,000.
     All terms used in this Security that are defined in the First Supplemental Indenture, in the Indenture or in the Amended and Restated Declaration of Trust and Trust Agreement, dated as of February 20, 2007 (the “Trust Agreement”), for Comerica Capital Trust II, among Comerica Incorporated, as Depositor, and the Issuer Trustees named therein, shall have the meanings assigned to them in the First Supplemental Indenture, the Indenture or the Trust Agreement, as the case may be; provided, however, in the event that different meanings are assigned in the First Supplemental Indenture and the Indenture, the meanings assigned in the First Supplemental Indenture shall control.
     The Company may, at its option, and subject to the terms and conditions of the First Supplemental Indenture and Article Eleven of the Indenture, redeem this Security in whole or in part at any time at a price equal to the greater of (1) 100% of the principal amount of this Security (plus accrued and unpaid interest to the Redemption Date) or (2) in the case of any redemption prior to the Scheduled Maturity Date, the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date (assuming for this purpose the repayment in full of this Security on the Scheduled Maturity Date) on this Security, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of 0.375%.
     Upon the occurrence and during the continuation of a Tax Event, Rating Agency Event, Investment Company Event or Capital Treatment Event in respect of the Issuer Trust, the Company may, at its option, at any time within 90 days of the occurrence of such event, redeem the Securities of this series, in whole but not in part, subject to Section 11.7 of the Indenture and the other provisions of Article Eleven of the Indenture and Section 201(l) of the First Supplemental Indenture. In the case of a Tax Event or a Rating Agency Event, the redemption price shall be equal to the greater of (1) 100% of the principal amount of this Security (plus accrued and unpaid interest through the Redemption Date) or (2) the present value of scheduled payments of principal and interest from the Redemption Date to the Scheduled Maturity Date on this Security, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the Treasury Rate plus a spread of 0.500%. In the case of an Investment Company Event or a Capital Treatment Event, the redemption price shall be equal to 100% of the principal amount of this Security (plus accrued and unpaid interest through the Redemption Date).
     In the event of redemption or repayment of this Security in part only, a new Security or Securities of this series for the unredeemed or unpaid portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture contains provisions for satisfaction and discharge of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.
     The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee at any time to enter into a supplemental indenture or indentures for the purpose of modifying in any manner the rights and obligations of the Company and of the Holders of the Securities of this series, with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of all series to be affected by such supplemental indenture, acting together. The Indenture also contains provisions permitting Holders of a majority in aggregate principal amount of the securities of all series issued under the Indenture at the time Outstanding, acting together, on behalf of the Holders of all securities of such series, to waive compliance by the Company with certain provisions of the Indenture. Certain past defaults under the Indenture and their consequences may be waived under the Indenture by the Holders of a majority in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series. Any such consent or waiver by the registered Holder of this Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     As provided in and subject to the provisions of the Indenture and the First Supplemental Indenture, if an Event of Default arising from a failure to pay in full any interest, including compounded interest, accrued on any Debentures upon the conclusion of a ten-year period commencing with the first interest period for which interest (including compounded interest) has not been paid in full and continuance of such failure to pay for a period of 30 days, then and in each such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series may declare the principal amount, and accrued interest (including Additional Interest), of all the Securities of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders); provided that if, upon such an Event of Default, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of this series fail to declare the principal amount of all the Securities of this series to be immediately due and payable, either the Property Trustee or the holders of at least 25% in aggregate liquidation amount of the Capital Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration such principal amount (or specified portion thereof) of and the accrued interest (including any Additional Interest) on all the Securities of this series shall become immediately due and payable; and provided, further, that the payment of principal and interest (including any Additional Interest) on such Securities shall remain subordinated to the extent provided in Article Thirteen of the Indenture.
     As provided in and subject to the provisions of the Indenture and the First Supplemental Indenture, a Holder of a Security shall have the right which is absolute and unconditional to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture) interest (including any Additional Interest) on the Security on the Scheduled Maturity Date or the Final Repayment Date, as applicable (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder. In the case of Securities held by the Issuer Trust, any holder of Capital Securities shall have the right, upon the occurrence of an Event of Default described in Section 5.1(1), 5.1(2) or 5.1(6) of the Indenture (as supplemented by the First Supplemental Indenture), to institute a suit directly against the Company for enforcement of payment to such holder of principal of (premium, if any) and (subject to Section 3.7 of the Indenture) interest (including any Additional Interest) on the Securities having a principal amount equal to the aggregate Liquidation Amount (as defined in the Trust Agreement) of such Capital Securities held by such Holder.
     Each Holder, by such Holder’s acceptance hereof, agrees that if a Bankruptcy Event shall occur prior to the redemption or repayment of this Security, such Holder shall have no claim for, and thus no right to receive, any interest deferred pursuant to the First Supplemental Indenture (including Additional Interest thereon) that has not been paid out of the proceeds of the issuance of certain securities in accordance with the First Supplemental Indenture to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including Additional Interest thereon) on this Security; provided, that a Holder of Debentures will have an additional preferred equity claim in respect of such accumulated and unpaid interest (including compounded interest thereon) which is in excess of two years of accumulated and unpaid interest (including Additional Interest thereon) that is senior to the Common Stock and is or would be pari passu with any Preferred Stock up to the amount equal to its pro rata share of any unused portion of the Preferred Stock Issuance Cap. Any such claim will be subject to applicable law.
     No reference herein to the Indenture or the First Supplemental Indenture and no provision of this Security or of the Indenture or the First Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.
     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     If this Security is a Global Security, this Security is exchangeable for definitive Securities in registered form only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Security or if at any time the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and a successor depositary is not appointed within 90 days, (y) the Company in its sole discretion determines that this Security shall be exchangeable for definitive Securities in registered form and notifies the Trustee thereof, or (z) an Event of Default with respect to the Securities represented hereby has occurred and is continuing. If this Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for definitive Securities in registered form, bearing interest at the same rate, having the same terms and of authorized denominations aggregating a like amount.
     If this Security is a Global Security, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor of the Depositary or a nominee of such successor. Except as provided above, owners of beneficial interests in this global Security will not be entitled to receive physical delivery of Securities in definitive form and will not be considered the Holders hereof for any purpose under the Indenture.
     No recourse shall be had for the payment of the principal of or the interest, including Additional Interest, on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, the First Supplemental Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.
     The Company and, by its acceptance of this Security or a beneficial interest herein, the Holder of, and any Person that acquires beneficial interest in, this Security agree that, for United States Federal, state and local tax purposes, it is intended that this Security constitute indebtedness.

THE INDENTURE, THE FIRST SUPPLEMENTAL INDENTURE AND THIS DEBT SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

ABBREVIATIONS
     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN
COM	—	as tenants in common

TEN
ENT	—	as tenants by the entireties

JT TEN	—	as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT —		Custodian

	(Cust)		(Minor)

Under Uniform Gifts to Minors Act

(State)
Additional abbreviations may also be used though not in the above list.
FOR VALUE RECEIVED, the undersigned hereby sell(s) and transfer(s) unto
Please Insert Social Security or
Other Identifying Number of Assignee
(PLEASE PRINT OR TYPE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

the within Security of COMERICA INCORPORATED and does hereby irrevocably constitute and appoint                      attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.
Dated:
     NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

A-12